                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                        YORK RESEARCH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11
     1.  Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     2.  Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     4.  Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     5.  Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials:
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     1.  Amount previously paid:
         -----------------------------------------------------------------------
     2.  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3.  Filing Party:
         -----------------------------------------------------------------------
     4.  Date Filed:
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
                           YORK RESEARCH CORPORATION

                                280 PARK AVENUE
                                SUITE 2700 WEST
                            NEW YORK, NEW YORK 10017
                                 (212) 557-6200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 21, 1999

    The Annual Meeting of the Stockholders of York Research Corporation (a Delaware corporation) will be held at The St. Regis Hotel, 2 East 55(th) Street, New York, New York, on Wednesday, July 21, 1999 at 9:15 A.M., for the following purposes:

     1. to elect two Class B directors;

     2. to ratify the adoption of the York Research Corporation 1999 Incentive Stock Option Plan;

     3. to ratify the appointment of Grant Thornton LLP as the independent certified public accountants for the fiscal year ending February 28, 2000;

and to transact such other business as may properly come before the meeting or adjournments thereof.

    The Board of Directors has fixed the close of business on June 14, 1999 as the time as of which stockholders of record of York Research Corporation who are entitled to notice of and to vote at such meeting shall be determined.

By Order of the Board of Directors

/s/ MICHAEL TRACHTENBERG
-------------------------------------------
Michael Trachtenberg

Michael Trachtenberg, Secretary
280 Park Avenue
New York, New York 10017
June 16, 1999

                             YOUR VOTE IS IMPORTANT

    - WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

    - AS SET FORTH HEREIN, YOU MAY VOTE BY MAIL, BY PHONE, VIA THE INTERNET OR IN PERSON.

                           YORK RESEARCH CORPORATION
                                280 PARK AVENUE
                                SUITE 2700 WEST
                            NEW YORK, NEW YORK 10017
                                 (212) 557-6200

                              PROXY STATEMENT FOR
                      1999 ANNUAL MEETING OF STOCKHOLDERS

    The enclosed proxy is solicited by the Board of Directors (the "Board") of York Research Corporation, a Delaware corporation (the "Company") for voting at the 1999 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held on Wednesday, July 21, 1999 at 9:15 A.M., at The St. Regis Hotel, 2 East 55(th) Street, New York, New York, for the following purposes: (i) to elect two Class B directors (Item 1); (ii) to ratify the adoption of the Company's 1999 Incentive Stock Option Plan (Item 2); and (iii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 2000 (Item
3). As of June 16, 1999, the approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to stockholders, the Board had no knowledge of any other business to be presented to the Meeting, but if any other business is properly brought before the Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

    The Company's Annual Report for its fiscal year ended February 28, 1999 is enclosed herewith. Such report is not to be treated as part of these proxy soliciting materials.

    Stockholders of record at the close of business on June 14, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                 VOTING BY MAIL, ELECTRONICALLY OR BY TELEPHONE

    Please complete, sign, date and return the accompanying Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

    Instead of submitting your proxy vote with the paper Proxy Card, you may be able to vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details.

                 NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS

    The Company presently has authorized 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 14,914,045 shares were issued and outstanding as of May 26, 1999. The Company also has authorized 10,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Stock"), and 6,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). No shares of Class A Stock or of Preferred Stock were issued and outstanding on the Record Date.

    The holders of shares of Common Stock on the Record Date are entitled to one vote per share on all matters. A quorum for the Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Approval by the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the Meeting, provided a quorum is present, is required (i) for the election of two Class B directors (Item 1); (ii) to ratify the adoption of the Company's 1999 Incentive Stock Option Plan (Item 2); and (iii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 2000 (Item
3).

                                    PROXIES

    The proxy solicited by this Proxy Statement may be revoked by the stockholder giving such proxy at any time before the proxy is exercised, and the giving of such proxy will not affect the right of any stockholder to vote in person should he or she find it convenient to attend the Meeting. The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the directions given. Regarding the election of the two Class B directors (Item 1), stockholders may vote in favor of the nominees or abstain. With respect to the ratification of the adoption of the Company's 1999 Incentive Stock Option Plan (Item 2) and the ratification of the appointment of Grant Thornton LLP as independent certified public accountants (Item 3), stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. With respect to Items 1, 2 and 3, if the stockholder abstains from voting, the shares are considered present at the meeting for such item but, since they are not affirmative votes for the item, they will have the same effect as votes against the item. With respect to broker non-votes on Items 1, 2 and 3, the shares are not considered present at the meeting for such items and they are therefore not counted in respect of such items. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such item by reducing the total number of shares from which the majority is calculated.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

BY TELEPHONE                                              BY INTERNET
--------------------------------------------------------  --------------------------------------------------------
Please call toll-free 1-800-PROXIES and follow the        Please access the web page at www.voteproxy.com and
  instructions. Have your control number and the proxy      follow the on-screen instructions. Have your control
  card available when you call.                             number available when you access the web page.
                                                            http://www.voteproxy.com/

------------------------

    - General Information for All Shares Voted Via the Internet or By Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Standard Time, on July 20, 1999. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

    The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

ITEM 1.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is classified into three classes of directors: Class A, Class B and Class C. The directors in one class are elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class are elected and have qualified. Two directors in Class B are being nominated for election at the Meeting.

    THE FOLLOWING PERSONS HAVE BEEN NOMINATED FOR ELECTION AS DIRECTORS OF THE COMPANY IN THE CLASS INDICATED. EACH NOMINEE HAS CONSENTED TO HIS NOMINATION AND HAS AGREED TO SERVE IF ELECTED. IF, HOWEVER, EITHER NOMINEE SHOULD NOT BE AVAILABLE FOR ELECTION, THE PERSONS NAMED AS PROXIES MAY VOTE FOR OTHER PERSONS IN THEIR DISCRETION. MANAGEMENT HAS NO REASON TO BELIEVE THAT EITHER NOMINEE WILL BE UNAVAILABLE FOR ELECTION. THE COMPANY DOES NOT HAVE A NOMINATING COMMITTEE.

    A brief statement setting forth the age (at the Record Date), the principal occupation during the past five years, the year in which first elected as a director and other information concerning the nominees and the remaining directors whose terms of office will continue beyond the Meeting, appears below:

    MR. HOWARD F. SOMMER (Class B), 59, was elected to fill a vacancy on the Board of Directors in September, 1997. In September 1995, Mr. Sommer was elected the President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity fund created and funded by eleven major banks in New York City. Beginning in 1973, as President of U.S. Capital Corporation and Fundex Capital Corporation, he managed finance and investment company activities that provided over $100 million in funding to small businesses. Prior to that time, Mr. Sommer served in a management capacity for IBM and Xerox Corporation.

    MR. HARVEY W. SCHULTZ (Class B), 58, was elected to the Board of Directors in November, 1998. He currently is President of AMREP Solutions, Inc. From 1970 through 1990, Mr. Schultz held various positions with the City of New York, including as director of the Economic Development Section of the New York City Department of City Planning, the Director of the Brooklyn Office of City Planning, the Director of Land Use Planning & Environmental Management for the New York City Planning Department, Executive Assistant to the Brooklyn borough President, and the Commissioner of the New York City Department of Environmental Protection.

                       THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE FOR THE NOMINEES NAMED ABOVE

THE TERM OF OFFICE OF THE FOLLOWING DIRECTORS WILL CONTINUE BEYOND THE MEETING:

    MR. ROBERT M. BENINGSON (Class A), 70, was elected a director of the Company in October 1981. In February 1982, Mr. Beningson was elected Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Beningson is Chief Executive Officer and Chairman of the Board of each of the Company's subsidiaries. Previously, Mr. Beningson was Chairman of the Board of Directors of the Company between 1968 and 1979.

    JUDGE FREDERIC S. BERMAN (Class A), 71, was elected to the Board of Directors in December, 1998. Judge Berman served as a New York State Supreme Court Judge from 1976 through 1997, and since 1998 has served as a Judicial Hearing Officer supervising jury selections in Manhattan Supreme Court,

Civil Division. He also serves as an arbitrator with the National Association of Securities Dealers. Judge Berman served as a New York City Criminal Court judge from 1973 to 1976, and prior to that held numerous government positions, including New York State Senator and Commissioner of New York City's Department of Rent and Housing Maintenance.

    MR. STANLEY WEINSTEIN (Class C), 73, was elected to fill a vacancy on the Board of Directors in May, 1995. Until 1991, Mr. Weinstein was a partner at Deloitte and Touche, certified public accountants, and since such date, has been an independent consultant, most recently as President of Resources for Corporate Funding, Inc.

EXECUTIVE OFFICERS

    The executive officers of the Company are:

NAME                                                      POSITION
--------------------------------------------------------  --------------------------------------------------------
Robert M. Beningson                                       Chairman of the Board, President and Chief Executive
                                                          Officer

Michael Trachtenberg                                      Executive Vice President, Chief Financial and Accounting
                                                          Officer and Secretary

Robert C. Paladino                                        Executive Vice President

Vito L. Elefante                                          Vice President

    See the description under the heading "ELECTION OF DIRECTORS," above, for background of Robert M. Beningson.

    MICHAEL TRACHTENBERG, 50, a Certified Public Accountant, joined the Company in January 1987 and was elected Vice President, Chief Financial Officer and Secretary in March 1987 and Executive Vice President in April 1990. From November 1985, until joining the Company Mr. Trachtenberg was a financial consultant in private practice. Prior thereto, Mr. Trachtenberg was Vice President-Finance and Chief Financial Officer of S&S Corrugated Paper Machinery Co., Inc. From 1980 to 1984, Mr. Trachtenberg held various positions with Carter Day Industries, Inc., an agricultural equipment manufacturer and energy and environmental systems company, culminating in his appointments as Vice President, Treasurer and Chief Financial Officer.

    ROBERT C. PALADINO, 48, joined the Company in January 1987 and was elected Executive Vice President in April 1990. From October 1980 until joining the Company, Mr. Paladino was Senior Vice President and General Counsel of NPS Technologies Group, Inc., an engineering and construction company serving the electric utility industry. From 1974 to 1980, Mr. Paladino held various positions with the Edison Electric Institute, the national organization for the investor-owned electric utility industry, culminating in his appointment as Director of Fossil Fuels and Assistant to the President.

    MR. VITO L. ELEFANTE, 49, joined the Company in April 1998 and was then elected Vice President. Prior to joining York, Mr. Elefante was Vice President of Edison Mission Energy New York, Inc. and Executive Director of Brooklyn Navy Yard Cogeneration Partners, L.P. Prior to that, Mr. Elefante worked at Long Island Lighting Company for twenty years, where he was responsible for independent power generation, purchasing and fuels.

    There are no family relationships between or among any directors or executive officers of the Company.

COMMITTEES AND MEETINGS OF THE BOARD

    The Board has three committees--the Compensation Committee, the Incentive Stock Option Committee and the Audit Committee. The Compensation Committee reviews the performance of employees of the Company and determines their compensation. The Incentive Stock Option Committee administers the stock option plans of the Company. The Audit Committee oversees the accounting, reporting and audit practices established by management of the Company. Messrs. Weinstein and Sommer are members of all three Committees. In addition to numerous informal meetings of the Board of Directors during the year, during the fiscal year ended February 28, 1999, the Board met six (6) times, the Compensation Committee met three (3) times, the Incentive Stock Option Committee met one (1) time and the Audit Committee met one (1) time. Each of the directors attended all of the meetings of the Board and each Committee on which he sat during such year.

                           COMPENSATION OF DIRECTORS

    Directors receive fees for attending Board or Committee meetings. In both Fiscal 1999 and Fiscal 1998, Mr. Weinstein received $24,000. Mr. Sommer received $24,000 in fiscal 1999 and $10,000 in Fiscal 1998. Mr. Schultz received $6,000 and Judge Berman received $4,000 in Fiscal 1999. In addition, in Fiscal 1999 and 1998 the Company granted each of Mr. Weinstein and Mr. Sommer warrants to purchase 20,000 shares of the Company's common stock at $3.31 and $7.31, respectively. During Fiscal 1999, the Company granted warrants to purchase 20,000 shares to Mr. Schultz at $3.81 per share, and 20,000 shares to Judge Berman at $3.56 per share.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The fees for outside Directors are set by the Board, of which Mr. Beningson is a member.

                      REPORT OF THE COMPENSATION COMMITTEE

    The members of the Compensation Committee (the "Compensation Committee") for the fiscal year ended February 28, 1999 were Mr. Weinstein and Mr. Sommer.

    The Compensation Committee reports as follows:

    The Company's executive compensation is determined by the Compensation Committee of the Board. The Compensation Committee meets during the year as may be required.

    The Compensation Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified and productive personnel and also to provide meaningful incentives for enhanced productivity and superior performance. It is the policy of the Company that the three primary components of the Company's total compensation package (salary, bonuses and grants of stock options) will be considered in the aggregate in determining the amount of any one component. The Company seeks to reward achievement of long and short-term individual performance goals, viewed in the context of both individual projects and Company performance. However, given the unique nature of each project (particularly considering the context of the different legal, regulatory, financial, accounting, tax, political and cultural systems, issues and structures found in various countries in which the Company develops projects) and the resulting flexible adaptation required in the duties and tasks performed by the Company's key executives, the Compensation Committee's criteria for assessing executive performance in any year is inherently subjective and not subject to specific enumeration of factors, relative weighting or formulae calculations. The Compensation Committee did not specifically use any companies in the energy industry as a basis for comparison when establishing executive compensation.

    During Fiscal 1999, the Company's executive compensation generally included a base salary, cash bonus and long-term incentive compensation in the form of stock options awarded under the Company's Stock Option Plan, all dependent on subjective evaluations of performance as noted above. The cash bonus compensation of executives is designed to compensate executives for the Compensation Committee's assessment of superior performance and meritorious and diligent individual efforts, and such assessments usually relate to individual and unique projects and, in part, also recognize the individual executive's level of commitment (demonstrated by subjective factors) to the Company's long-term success. The long-term incentive option grants are intended to align the interests of employees and stockholders and thereby to motivate executives as equity owners to contribute at superior levels in the future and to allow them to share in increased value developed for stockholders generally.

    During Fiscal 1999, the Company entered into a multi-year-year employment agreement with its Chairman and Chief Executive Officer, the terms of which are described below under EXECUTIVE COMPENSATION--Employment Agreements.

    In determining to enter into this Employment Agreement, the Compensation Committee subjectively considered Mr. Beningson's significant contribution to the management of the Company during the year, including the closing of the innovative Portfolio Bond Financing, the development and construction of the Big Spring and Trinidad Projects, the growth in the Company's natural gas marketing business, and the Company's other promising project development activities.

    Subsequent to fiscal-year end, the Company adopted, subject to stockholder ratification, the York Research Corporation 1999 Incentive Stock Option Plan. This plan will provide the Company with the flexibility to continue to grant equity-based long term compensation, thereby aligning the interests of the employees with the stockholders.

Sincerely,

Stanley Weinstein
Howard Sommer

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Beningson, the Chairman and Chief Executive Officer of the Company, is President and a major shareholder of RRR'S Ventures, Ltd. ("RRR'S"), a corporation in which the Chief Financial Officer of the Company is also a minor shareholder. RRR'S is a 25% general partner in Warbasse-Cogeneration Technologies Partners, L.P. ("WTCP"), a limited partner in RV Associates L.P. ("RVA") (which in turn is a minority partner in B-41 Associates, L.P. ("B-41LP")), and a 10% general partner in York Cogen Partners L.P. ("YCP"), a limited partner in B-41LP. Mr. Beningson is also a 15% shareholder in North America Energy Conservation, Inc. ("NAEC"), the Company's energy marketing subsidiary.

    In Fiscal 1999, 1998 and 1997, RVA was allocated approximately $547,000, $568,000 and $322,000, respectively, of the interest income on a note issued by WCTP to YCP. Also, in Fiscal 1999, 1998 and 1997, RRR'S received from WCTP $490,600, $529,000 and $480,500, respectively, for general partner and administrative fees. The Company's Chief Financial Officer received an aggregate of $85,500, $72,000 and $72,000 in Fiscal 1999, 1998 and 1997, respectively, from RRR'S and WCTP. In addition, since RRR'S has a 25% interest in WCTP, it has the potential for substantial future distributions from WCTP after all senior debt, including the notes payable to affiliates of Company, have been paid in full.

    At February 28, 1999, WCTP was indebted to the Company for approximately $7,304,986 related to operations and maintenance services and other related receivables, for approximately $4,343,975 for interest receivable from WCTP and for professional services paid for on behalf of WCTP, for approximately $57,331,000 related to the Warbasse Facility.

    At February 28, 1998, Mr. Beningson was indebted to the Company for $5,971,500 (related to the exercise of warrants and purchase of common shares in prior years) and $0 on February 28, 1999. On May 31, 1998, he paid $275,000 of this long-term note he owed to the Company. Also on May 31, 1998, an agreement was reached to facilitate and maximize the Company's Portfolio Bond Financing. The agreement was between the Company, YCP, and the minority interests in YCP and B-41LP. Pursuant to this agreement, the minority interests have agreed to assign and subordinate their interests in various cash flows from the Brooklyn Navy Yard and Warbasse facilities to the bondholders.

    In addition, the minority interests in B-41LP have agreed as of January 1, 1998 to forego completely their 25.3% interest in the royalty to be received from the Brooklyn Navy Yard facility. This royalty will continue through December 31, 2001 at a projected total amount of approximately $24 million, which is approximately $6 million per year. In exchange, the Company transferred the balance of the note due from the Chairman of $5,696,500 to the minority interest.

    At February 28, 1999, Mr. Trachtenberg is indebted to the Company for $426,685 related to the exercise of options and certain advances. Mr. Paladino is indebted to the Company for $380,000 related to the exercise of options and certain advances. All these amounts are non-interest bearing and are payable on demand.

    The Company recognizes that potential conflicts of interest may arise by reason of the fact that Mr. Beningson controls RRR'S, YCP and RVA, and is President and Chief Executive Officer of the Company. Mr. Beningson has advised the Company that in all transactions between or affecting any affiliated entity and the Company he will act in the best interests of the stockholders of the Company, as determined by the Board of Directors of the Company, excluding himself.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the change in the Company's cumulative total shareholder return on its common shares with the Center for Research on Stock Prices (CRSP) Index for NASDAQ Stock Market (U.S. and Foreign) and the CRSP Index for NASDAQ Stocks (SIC 4900-4999 U.S. and Foreign).

                        [PERFORMANCE GRAPH APPEARS HERE]

                                                                                     LAST TRADING DAY IN FEBRUARY
                                                                  ------------------------------------------------------------------
                                                                     1994        1995       1996       1997       1998       1999
                                                                     -----     ---------  ---------  ---------  ---------  ---------
York Research Corporation.......................................         100       131.5      139.7      202.7      169.9       98.6
NASDAQ Stock Market (US & Foreign)..............................         100       100.2      139.7      165.8      225.3      287.6
NASDAQ Stocks (SIC 4900-4999 US & Foreign)......................         100        90.0      120.7      193.6      209.1      176.3

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation received by the Company's Chief Executive Officer and the remaining most highly paid executive officers for the three fiscal years ended February 28, 1999.

                                                            ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                                   -------------------------------------  ---------------------------------------
                                                                                                         AWARDS        PAYOUTS
                                                                                                       -----------  -------------

                                                                                             RESTR
                                                                               OTHER         STOCK        LTIP        OPTIONS/
                                                                           COMPENSATION     AWARDS       PAYOUTS        SAR'S
NAME                                      YEAR     SALARY ($)   BONUS($)      ($)(1)          ($)          ($)         (#)(2)
--------------------------------------  ---------  -----------  ---------  -------------  -----------  -----------  -------------

ROBERT M. BENINGSON...................       1999     404,848           0            0             0            0             0
Chairman, President & Chief                  1998     400,681           0            0             0            0             0
Executive Officer                            1997     400,681           0            0             0            0             0

MICHAEL TRACHTENBERG..................       1999     231,346     125,000            0             0            0             0
Executive Vice                               1998     210,000           0            0             0            0             0
President/Chief Financial and                1997     199,231     100,000            0             0            0             0
Accounting Officer

ROBERT C. PALADINO....................       1999     226,153     100,000       30,000             0            0             0
Executive Vice President                     1998     210,000           0            0             0            0             0
                                             1997     193,846     100,000            0             0            0             0

VITO ELEFANTE(4)......................       1999     178,461           0            0             0            0             0
Vice President

                                          ALL OTHER
                                        COMPENSATION
NAME                                       ($)(3)
--------------------------------------  -------------
ROBERT M. BENINGSON...................       23,211
Chairman, President & Chief                  18,568
Executive Officer                            18,875
MICHAEL TRACHTENBERG..................       18,944
Executive Vice                               20,044
President/Chief Financial and                23,418
Accounting Officer
ROBERT C. PALADINO....................       18,944
Executive Vice President                     20,044
                                             23,418
VITO ELEFANTE(4)......................        1,244
Vice President

------------------------

(1) Forgiveness of indebtedness.

(2) The Company does not grant SAR's.

(3) Represents the value of the Company's contribution to the ESOP allocable to executives' accounts for such year.

(4) Mr. Elefante joined the Company during the fiscal year ended February 28, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                         INDIVIDUAL GRANTS
                                           -----------------------------------------------------------------------------
                                                        % OF TOTAL OPTIONS                                  ALTERNATIVE
                                            OPTIONS    GRANTED TO EMPLOYEES      EXERCISE                   GRANT DATE
                                            GRANTED          IN FISCAL             PRICE      EXPIRATION      PRESENT
NAME                                          (#)              YEAR              ($/SHARE)       DATE        VALUE ($)
-----------------------------------------  ---------  -----------------------  -------------  -----------  -------------
ROBERT M. BENINGSON......................    625,000              49.2%              3.644       9/13/03           N/A
MICHAEL TRACHTENBERG.....................     50,000               3.9%             3.3125       9/13/08           N/A
ROBERT C. PALADINO.......................     50,000               3.9%             3.3125       9/13/08           N/A
VITO ELEFANTE............................     50,000               3.9%             3.3125       9/13/08           N/A

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The following table sets forth information on option exercises in Fiscal 1999 by the named executive officers and the value of such officers unexercised options at February 28, 1999.

                                                                                                            VALUE OF
                                                                                                           UNEXERCISED
                                                                                                           IN-THE-MONEY
                                                                                                             OPTIONS
                                                                                                            AT FISCAL
                                             SHARES                              UNEXERCISED OPTIONS AT     YEAR END
                                           ACQUIRED ON                             FISCAL YEAR END (#)       ($)(1)
                                            EXERCISE         VALUE REALIZED     -------------------------  -----------
NAME                                           (#)               ($)(1)         EXERCISABLE UNEXERCISABLE  EXERCISABLE
--------------------------------------  -----------------  -------------------  ----------  -------------  -----------
ROBERT M. BENINGSON...................              0                   0        2,150,000            0       998,750
MICHAEL TRACHTENBERG..................              0                   0          245,000       45,000        60,938
ROBERT C. PALADINO....................              0                   0          197,000       45,000        74,688
VITO ELEFANTE.........................              0                   0            5,000       45,000         5,938


NAME                                    UNEXERCISABLE
--------------------------------------  -------------
ROBERT M. BENINGSON...................            0
MICHAEL TRACHTENBERG..................       53,438
ROBERT C. PALADINO....................       53,438
VITO ELEFANTE.........................       53,438

------------------------

(1) Value calculated is the difference between closing price on the date of exercise or fiscal year end, respectively, and the exercise price.

                               PENSION PLAN TABLE

    The following table shows estimated annual retirement benefits payable to executive officers and employees.

                              YEARS OF SERVICE(2)

REMUNERATION(1)                                             10         15         20         25         30         35+
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
50,000.................................................      3,200      4,125      5,200      6,250      7,500      8,750
100,000................................................      8,200     11,625     15,200     18,250     21,675     24,175
150,000................................................     13,200     19,125     25,200     30,750     36,675     40,425
200,000................................................     18,200     26,625     35,200     43,250     51,675     56,675
250,000................................................     23,200     34,125     45,200     55,750     66,675     72,925

------------------------

(1) Based on highest five year average and includes annual salary and cash bonus, if any. Benefits are not subject to deduction for social security.

(2) The years of credited service for individuals listed in the Summary Compensation Table are 43 for Robert M. Beningson, 12 for Robert C. Paladino, and 16 for Michael Trachtenberg. Vito Elefante is not yet vested.

    IRS regulations limit the amount of compensation credited for Pension Plan purposes to $160,000 per year, subject to cost of living increases.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based on its review of Forms 3, 4 and 5 submitted to it by its Directors and Executive Officers, the Company is not aware of any non-compliance with the reporting provisions of Section 16 by its Directors or Executive Officers.

EMPLOYMENT AGREEMENT

    In Fiscal 1999, the Company entered into an Employment Agreement with Mr. Beningson, its Chairman and Chief Executive Officer. This Agreement has a term of 6 years, and will be terminated upon Mr. Beningson's death, disability or acts taken by Mr. Beningson constituting a felony under applicable law. The Agreement may be terminated by Mr. Beningson if he is assigned duties inconsistent with his position, if Company fails to keep in effect certain benefit plans or upon a change of control of the Company.

    Under this Agreement, Mr. Beningson's base compensation is $425,000 per year. In addition, Mr. Beningson is to be paid incentive compensation based on the pre-tax earnings of Company as follows: 1% of pre-tax earnings between $4 million and $6 million, 1.5% of pre-tax earnings between $6 million and $10 million, 2% of pre-tax earnings between $10 million and $15 million, and 3% of pre-tax earnings in excess of $15 million. In addition, upon Executive's involuntary termination by the Company or by his death or disability, the Company will pay Mr. Beningson's base salary for one year, and 50% of his base salary for an additional 9 years, but in no event after Mr. Beningson has reached age 80.

STOCK OPTION PLANS

    The Company has proposed for ratification the adoption of the Company's 1999 Incentive Stock Option Plan. SEE Item 2 below.

    The Company has a 1982 Incentive Stock Option Plan (the "1982 ISO Plan") which is a "qualified" plan under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All 1,400,000 qualified stock options authorized under the 1982 ISO Plan have been granted. The Plan expired on April 26, 1992. Options to purchase 408,535 shares remain outstanding under the Plan as of April 30, 1999.

    The York Research Corporation 1993 Incentive Stock Option Plan (the "1993 ISO Plan") authorizes the granting from time to time of options to purchase shares of the Company's Common Stock ("Options") to officers and employees of and consultants to the Company and its subsidiaries ("Employees"), up to a maximum of 3,000,000 shares of Common Stock in the aggregate. Non-employee Directors of the Company are not eligible to receive options under the 1993 ISO Plan. Options may either be "incentive stock options" ("ISO's") under Section 422 of the Internal Revenue Code of 1986, or may be non-qualified options. In the case of ISO's granted under the ISO Plan, the exercise price of each ISO must not be less than the fair market value of the Common Stock of the Company on the date the ISO is granted, except that, in the case of an ISO granted to any person whose stock ownership at the time of the grant exceeds 10% of the combined voting power of all classes of stock of the Company or any subsidiary ("10% Holder"), the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The term "fair market value" for purposes of the 1993 ISO Plan is the closing price of a share of Common Stock of the Company as reported by NASDAQ. With respect to non-qualified options, the exercise price is set by the Incentive Stock Option Committee ("ISO Committee"), but will not be less than the par value per share of the Company's common stock. The 1993 ISO Plan provides that each option agreement shall specify a period during which the Option is exercisable of not more than 10 years from the date of grant except that Options granted to 10% Holders shall not be exercisable after the expiration of five years from the date of grant. Options are exercisable until the date of termination of employment unless the ISO Committee agrees to extend the option period for up to three months beyond the employment termination date. The ISO Committee also determines when each Option granted under the 1993 ISO Plan will become exercisable. Payment for shares upon exercise of Options may be in cash, an exchange of shares of the Company's Common Stock if deemed acceptable to the ISO Committee, a promissory note for such part of the purchase price as is deemed acceptable to the ISO Committee, the terms of any such promissory note to be determined by the ISO Committee or by any combination of the foregoing. Options to purchase 2,121,723 shares remain outstanding under the 1993 ISO Plan as of April 30, 1999.

EMPLOYEE STOCK OWNERSHIP PLAN

    During 1988, the Company adopted an Employee Stock Ownership Plan ("ESOP"). The ESOP purchases shares of Common Stock from the Company and, occasionally, on the open market. To purchase these shares the ESOP borrowed the funds from the Company. The repayment of these loans is expected from future employer contributions to the Plan and ESOP third party funding (including sales of shares). The Company contributed approximately $678,000, $593,000 and $525,000 to the ESOP during Fiscal 1999, 1998, and 1997, respectively. Mr. Weinstein is the Trustee of the ESOP. The shares that are held by the ESOP are allocated annually to individual employees according to a formula set forth in the ESOP.

EMPLOYEE SAVINGS PLAN

    In 1988, the Company adopted the York Research Corporation 401(k) Plan (the "401(k) Plan"). The 401(k) Plan allows employees of the Company to defer a portion of their earnings on a pre-tax basis through contributions to the 401(k) Plan. The Company may at its discretion make a contribution to the 401(k) Plan. To date, the Company has elected not to contribute to the 401(k) Plan.

DEFINED BENEFIT PLAN

    The Company has a defined benefit pension plan covering substantially all employees not covered by a collective bargaining agreement. The benefits are based on years of service and the highest consecutive five years of the employees' compensation. The Company's funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service's funding standards. Contributions are intended to provide, not only for benefits attributed to service to date, but also for those expected to be earned in the future.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth the information indicated as of February 28, 1999, as to all persons known by the Board of Directors to be the beneficial owners of more than five percent of the Corporation's Common Stock.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                         OWNERSHIP          OF CLASS(1)
---------------------------------------------------------  ----------------------  -------------

Robert M. Beningson......................................          4,063,020(2)           23.7
280 Park Avenue--Suite 2700 West
New York, New York 10017

Stanley Weinstein........................................            877,575(3)            5.8
280 Park Avenue--Suite 2700 West
New York, New York 10017

York Research Corporation................................            816,575               5.4
Employee Stock Ownership Plan
280 Park Avenue--Suite 2700 West
New York, New York 10017

------------------------

(1) See note references below.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the information indicated as of February 28, 1999 with respect to common stock of the Company beneficially owned by directors and officers of the Company and by directors and officers as a group:

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                                          OWNERSHIP          OF CLASS(1)
----------------------------------------------------------  ----------------------  -------------
Robert M. Beningson.......................................          4,063,020(2)           23.7
Stanley Weinstein.........................................            877,575(3)            5.8
Howard Sommer.............................................             40,000(4)             (9)
Harvey Schultz............................................             20,000(5)             (9)
Frederic S. Berman........................................             20,000(5)             (9)
Michael Trachtenberg......................................            326,000(6)            2.1
Robert C. Paladino........................................            245,000(7)            1.6
Vito Elefante.............................................             50,000(8)             (9)
Directors and officers as a group (6) persons.............          5,641,595              31.5

------------------------

(1) The Percent of Class is based upon 15,018,526 issued shares of common stock as of the February 28, 1999 plus the shares that underlie unexercised warrants or options held by the individuals.

(2) Includes 760,000 shares owned directly, warrants to purchase 1,150,000 shares of common stock, options to purchase 1,000,000 shares of common stock and 1,170,420 shares owned by RRR'S Ventures, Ltd., a corporation controlled by Mr. Beningson.

(3) Includes 1,000 shares owned directly plus warrants to purchase 60,000 shares of common stock, and 816,575 shares held by the ESOP of which Mr. Weinstein is the trustee.

(4) Includes warrants to purchase 40,000 shares of common stock.

(5) Includes warrants to purchase 20,000 shares of common stock.

(6) Includes 36,000 shares owned directly by Mr. Trachtenberg and options to purchase 290,000 shares of common stock.

(7) Includes 3,000 shares owned directly by Mr. Paladino and options to purchase 242,000 shares of common stock.

(8) Includes options to purchase 50,000 shares of common stock.

(9) Less than 1% ownership.

ITEM 2.

                   RATIFICATION OF ADOPTION OF 1999 INCENTIVE
                                  OPTION PLAN

    The York Research Corporation 1999 Incentive Stock Option Plan (the "ISO Plan") authorizes the granting from time to time of options to purchase shares of the Company's Common Stock ("Options") to officers and employees of and consultants to the Company and its subsidiaries ("Employees"), up to a maximum of 2,500,000 shares of Common Stock in the aggregate under the ISO Plan. Non-Employee Directors of the Company are not eligible to receive options under the ISO Plan. Options may either be "incentive stock options" (ISO's") under
Section 422 of the Internal Revenue Code of 1986, or may be non-qualified options. In the case of ISO's granted under the ISO Plan, the exercise price of each ISO must not be less than the fair market value of the Common Stock of the company on the date the ISO is granted, except that, in the case of an ISO granted to any person whose stock ownership at the time of the grant exceeds 10% of the combined voting power ownership at the time of the grant exceeds 10% of the combined voting power of all classes of stock of the Company or any subsidiary (10% Holder"), the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The term "fair market value" for purposes of the ISO Plan is the last sales price of a share of Common Stock of the Company as reported by NASDAQ. With respect to non-qualified options, the exercise price is set by the Incentive Stock Option Committee ("ISO Committee"), but will not be less than the par value per share of the Company's common stock. The ISO Plan provides that each option agreement shall specify a period during which the Option is exercisable of not more than 10 years from the date of grant except that Options granted to 10% Holders shall not be exercisable after the expiration of five years from the date of grant. Options are exercisable until the date of termination of employment unless the ISO Committee agrees to extend the option period for up to three months beyond the employment termination date. The ISO Committee also determines when each Option granted under the ISO Plan will become exercisable. Payment for shares upon exercise of Options may be in cash, an exchange of shares of the Company's Common Stock if deemed acceptable to the ISO Committee, a promissory note to be determined by the ISO Committee or by any combination of the foregoing.

    The ISO Plan provides for proportionate changes in Options in the event of a change in capitalization of the Company. In the event of a Change in Control (as defined in the ISO Plan), all outstanding Options will immediately become exercisable, and holders of Options will be entitled to receive a cash payment equal to the excess, if any, of (x) (A) in the case of a non-qualified Option, the greater of (1) the Fair Market Value (as defined in the ISO Plan), on the date preceding the date of surrender, of the shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value (as defined in the ISO Plan) of the shares subject to the Option or portion thereof surrendered or (B) in the case of an ISO, the Fair Market Value, on the date preceding the date of surrender, of the shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such shares under the Option or portion thereof surrendered.

    Pursuant to the ISO Plan, the ISO Committee (which will initially consist of Messrs. Weinstein and Sommer) selects the Employees and/or Consultants who shall receive Options (collectively "Optionees") and the number of shares to be subject to each Option and whether the Option is an ISO or a non-qualified Option.

    Under present Federal income tax laws and regulations, the holder of an ISO Option granted under the ISO Plan will not be subject to any tax with respect to the grant of the option, since such an option is non-transferable and has no readily ascertainable value at grant.

    The holder of an ISO will not realize income at the time the ISO is exercised (although a positive adjustment equal to the excess of the fair market value of the stock over the exercise price, will be made to the alternative minimum taxable income of the optionee for purposes of the Alternative Minimum Tax and as a result the optionee could become subject to such tax. For alternative minimum tax purposes the basis of stock acquired through the exercise of an ISO equals the fair market value taken into account in determining the amount of the adjustment). Any gain realized upon a subsequent disposition of the stock received upon an exercise of an ISO will be taxed on the disposition at capital gains rates unless the disposition is prior to the completion of either of the ISO holding periods applicable to the ISO Option or to such stock.

    The Company will not be entitled to an income tax deduction at the time an ISO is exercised but will be entitled to a deduction upon a subsequent disposition of the underlying stock to the extent that the employee realizes ordinary income as a result of a disqualifying disposition, subject to satisfaction of any applicable withholding rules and subject to certain provisions of the tax laws which may limit the deductibility of compensation to certain executives if such compensation exceeds $1,000,000 for the subject individual.

    The holder of a non-qualified option will realize income at the time the Option is exercised based on the difference between the exercise price and the fair market value, and the Company will be entitled to a corresponding deduction, subject to the satisfaction of any withholding requirement and subject to certain provisions of the tax laws which may limit the deductibility of compensation to certain executives if such compensation exceeds $1,000,000 for the subject individual.

    Upon surrender of an ISO or a non-qualified Option, the holder will realize ordinary income at the time of surrender of the Option to the extent of the cash received on such surrender and the Company will be entitled to a deduction subject to any applicable withholder rules and subject to certain provisions of the tax laws which may limit the deductibility of compensation to certain executives if such compensation exceeds $1,000,000 for the subject individual. In the case of a surrender of an Option upon a Change of Control, a deduction may be denied to the extent the payment is deemed to be a golden parachute payment.

    A copy of the 1999 ISO Plan is annexed hereto and the description of the 1999 ISO Plan is qualified by reference to the text of the 1999 ISO Plan.

    The 1999 ISO Plan was adopted by the board, subject to stockholder approval, on April 15, 1999. At the time, subject to shareholder ratification of the 1999 ISO Plan, ISO's were granted as follows:

                                                                                    EXERCISE
NAME                                                                     SHARES     PRICE
----------------------------------------------------------------------  ---------   -------
All executive officers as a Group.....................................     70,000     4 5/8
All employees as a group..............................................    120,000     4 5/8

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
                  VOTE FOR RATIFICATION OF THE ADOPTION OF THE
                        1999 INCENTIVE STOCK OPTION PLAN

ITEM 3.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board recommends that the stockholders ratify its selection of Grant Thornton LLP, independent certified public accountants, to audit the accounts of the Company for its fiscal year ending February 28, 2000. Grant Thornton LLP has served as the independent certified public accountant for the Company since November, 1991. A representative of Grant Thornton LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions raised at the Meeting.

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE FOR SUCH RATIFICATION

                                 OTHER MATTERS

    The Board does not intend to bring any other matters before the Meeting and, at the time of filing this Proxy statement with the Securities and Exchange Commission, is not aware that any other matters are to be presented for action at the Meeting by others. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies on such matters.

                            EXPENSES OF SOLICITATION

    The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement it. Such solicitation will be made by mail and may also be made by personal solicitation by the Company's regular officers or employees, who will receive no special compensation therefor. The Company has also retained D.F. King & Co., Inc. to solicit proxies with respect to Item 2, and will pay such firm $5,000. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    In order for stockholder proposals to be eligible for inclusion in the Company's proxy material relating to its 2000 Annual Meeting of Stockholders, they must be received by the Company no later than February 20, 2000.

By Order of the Board of Directors

/s/ ROBERT M. BENINGSON
-------------------------------------------
Robert M. Beningson

Robert M. Beningson
President and Chairman of the Board

                           YORK RESEARCH CORPORATION
                        1999 INCENTIVE STOCK OPTION PLAN

    1. PURPOSE. The purpose of this Plan is to strengthen York Research Corporation, a Delaware corporation (the "Company"), by providing an incentive to its employees and consultants and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees and consultants of the Company an added long-term incentive for high levels of performance and unusual efforts through the grant of options to purchase shares of the Company's common stock under the York Research Corporation 1999 Incentive Stock Option Plan.

    2.  DEFINITIONS.  For purposes of the Plan:

        2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

        2.2 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

        2.3 "Board" means the Board of Directors of the Company.

        2.4 "Cause" means (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of an Optionee's duties, or (iii) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties (other than traffic violations or similar offenses).

        2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

        2.6 "Change in Control" shall be deemed to have occurred when the first of the following events occurs: (i) when the Company acquires actual knowledge that any person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than Robert Beningson and/or his spouse or issue or one or more trusts for the benefit of any of the foregoing or a partnership or other entity directly or indirectly controlled by any of the foregoing or an employee benefit plan established or maintained by the Company or any of its subsidiaries, is or becomes the beneficial owner (as defined under Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities (a "Control Person"), PROVIDED, HOWEVER, that no person or group shall be considered a Control Person for the purpose of this proviso to the definition of Change of Control if the acquisition, transaction or other circumstance giving rise to the beneficial ownership by such person or group of outstanding securities representing more than fifty percent (50%) of the combined voting power of the Company (and any increase in the beneficial ownership after the occurrence of such acquisition, transaction or other circumstance by such person or group) was approved in advance by a vote of at least two-thirds of the Continuing Directors (as hereinafter defined) then in office; (ii) upon the approval by the Company's stockholders of (A) a merger or consolidation of the Company with or into another Corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the Company's then outstanding shares of common stock), (B) a sale or disposition of all or substantially all of the Company's assets, or (C) a plan of liquidation or dissolution of the

    Company, PROVIDED, HOWEVER, that approval by the Company's stockholders of any of the transactions described in this clause shall for the purpose of this proviso to the definition of Change in Control not be considered a Change in Control if, prior to the submission of the transaction to the Company's stockholders, the transaction was approved by a vote of at least two-thirds of the Continuing Directors then in office; or (iii) if, at any time, two-thirds of the members of the Board are not Continuing Directors. For purposes of this Section, "Continuing Directors" shall mean the members of the Board immediately after approval by the stockholders of the Company of this Plan, and any individual who becomes a member of the Board thereafter if his or her election or nomination for election as a director was approved by a vote of at least two-thirds of the Continuing Directors then in office.

        2.7 "Code" means the Internal Revenue Code of 1986, as amended.

        2.8 "Committee" means a committee consisting of at least two (2) Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

        2.9 "Company" means York Research Corporation.

        2.10 "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

        2.11 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act or any successor rule or regulation.

        2.12 "Eligible Employee" means any officer or other key employee of, or any consultant (including a consultant which is a partnership, corporation or other entity) to, the Company or a Subsidiary who (or which) is designated by the Committee as eligible to receive Options subject to the conditions set forth herein; provided, that no non-employee director of the Company shall be an Eligible Employee.

        2.13 "ERISA" means the Employee Retirement income Security Act, as amended.

        2.14 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        2.15 "Fair Market Value" on any date means the last sale price of the Shares on such date on the principal national securities exchange (including in such term the NASDAQ National Market System) on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading. the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

        2.16 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

        2.17 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

        2.18 "Option" means an Option granted to an Eligible Employee pursuant to Section 5. An Option may be an Incentive Stock Option or a Nonqualified Stock Option.

        2.19 "Optionee" means a person to whom an Option has been granted under the Plan.

        2.20 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

        2.21 "Plan" means the York Research Corporation 1999 Incentive Stock Option Plan.

        2.22 "Shares" means the common stock, par value $.01 per share, of the Company.

        2.23 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

        2.24 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

        2.25 "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

    3. ADMINISTRATION.

        3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members shall be as fully effective as if made by a majority vote at a meeting duly called and held. Each member of the Committee shall be a Disinterested Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of, or otherwise dealing with, any claim, cause of action or dispute of any kind arising in connection with any action or failure to act in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

        3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to determine those Eligible Employees to whom Options shall be granted under the Plan and the number of Incentive Stock Options and/or Nonqualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Option, including the purchase price per Share subject to each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan; provided, however, that notwithstanding anything to the contrary contained in this Plan, no non-employee director of the Company shall be eligible to receive Options under this Plan.

        3.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

           (a) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, any Parent, the Optionees and all other persons having any interest therein;

           (b) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

           (c) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

           (d) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

    4.  STOCK SUBJECT TO PROGRAM

        4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is two million five hundred thousand (2,500,000) Shares (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to
    Section 7) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

        4.2 Whenever any outstanding Option or portion thereof expires, is cancelled or is otherwise terminated for any reason (other than upon the surrender of the Option pursuant to Section 6.6 hereof), the Shares allocable to the cancelled or otherwise terminated Option or portion thereof may again be the subject of Options granted hereunder.

    5.  OPTION GRANTS FOR ELIGIBLE EMPLOYEES.

        5.1 AUTHORITY OF COMMITTEE. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Options, the terms and conditions of which shall be set forth in an Agreement; PROVIDED, HOWEVER, that no Eligible Employee shall receive an Incentive Stock Option unless he is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted; and PROVIDED FURTHER HOWEVER, that in the case of or the grant of an Incentive Stock Option, the aggregate Fair Market Value (determined on the trading day immediately preceding the day on which such Option is granted) of the Shares for which any Eligible Employee may be granted Incentive Stock Options which first become exercisable in any calendar year may not exceed $100,000 (or such other individual grant limit as may be in effect under the Code on the date of grant) taking into account all incentive stock option plans of the Company (but this proviso shall not operate to extinguish any part of an Incentive Stock Option which exceeds the limitation set forth in this proviso, and such part thereof which is so in excess of the limitation shall to such extent constitute a Nonqualified Stock Option).

        5.2 PURCHASE PRICE. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement evidencing the Option, provided that (i) the purchase price per Share under each Option which is intended to be an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), and (ii) the purchase price per Share under each Option which is intended to be a Nonqualified Stock Option shall be not less than the par value per share of the Company's common stock.

        5.3 DURATION. Options granted hereunder shall be for such term as the Committee shall determine, provided that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

        5.4 VESTING. Subject to Section 6.6 hereof, each Option shall become exercisable immediately or in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement evidencing the Option. To the extent not otherwise provided by the Committee, Options shall be exercisable in five (5) equal annual installments, the first of which shall become exercisable on the first anniversary of the date of grant of the Option. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

        5.5 MODIFICATION OR SUBSTITUTION. The Committee may, in its discretion, modify outstanding Options or accept the surrender of outstanding Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Option shall adversely alter or impair any rights or obligations under the Option without the Optionee's consent.

    6.  TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

        6.1 NON-TRANSFERABILITY. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules thereunder and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of each Option shall be final, binding and conclusive upon the beneficiaries, executors; administrators, heirs and successors of the Optionee.

        6.2 METHOD OF EXERCISE. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash, (ii) by delivery of a promissory note for all or such part of the purchase price as the Committee may deem acceptable at or prior to the time of exercise, the terms of any such promissory note (including without limitation whether or not it will bear interest and the term thereof) to be determined by the Committee, or (iii) transferring Shares to the Company upon such terms and conditions as determined by the Committee, in each case as shall be approved by the Committee in its discretion at or prior to the time of exercise. At the Optionee's request and subject to the consent of the Committee, Shares to be acquired upon the exercise of a portion of an Option will be applied automatically to pay the purchase price in connection with the exercise of additional portions of the Option then being exercised. The written notice pursuant to this Section 6.2 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the

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
    number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

        6.3 RIGHTS OF OPTIONEES. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, and
    (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

        6.4 TERMINATION OF EMPLOYMENT. Unless otherwise provided in the Agreement evidencing the Option, an Option (other than an Option granted to a consultant) shall terminate upon an Optionee's termination of employment with the Company and its Subsidiaries as follows:

           (a) if an Optionee's employment terminates for any reason other than death, Disability or Cause, the Optionee may at any time within three (3) months after his or her termination of employment, exercise an Option to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of termination;

           (b) in the event the Optionee's employment terminates as a result of Disability, the Optionee may at any time within one (1) year after such termination exercise such Option to the extent, and only to the extent, the Option or portion thereof was exercisable at the date of such termination;

           (c) if an Optionee's employment terminates for Cause, the Option shall terminate immediately and no rights thereunder may be exercised;

           (d) if an Optionee dies while an employee of the Company or any Subsidiary or within three months after termination as described in clause (a) of this Section 6.4 or within one (1) year after termination as a result of Disability as described in clause (b) of this Section 6.4, the Option may be exercised at any time within one (1) year after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA or the rules thereunder; PROVIDED, HOWEVER, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

    Notwithstanding the foregoing, in no event may any Option be exercised by anyone after the expiration of the term of the Option.

        6.5 TERMINATION OF CONSULTANT OPTIONS. Options granted to consultants to the Company, any Parent or a Subsidiary shall terminate under such circumstances as are provided in the Agreement evidencing the Option, but unless otherwise expressly provided herein in no event may such an Option be exercised by anyone after the expiration of the term of the Option.

        6.6 EFFECT OF CHANGE IN CONTROL. Notwithstanding anything contained in the Plan or an Agreement to the contrary, in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable and (ii) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered, or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; PROVIDED, HOWEVER, that in the case of an Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option.

    7.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

        7.1 Subject to Section 8, in the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

        7.2 Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

        7.3 If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

    8.  EFFECT OF CERTAIN TRANSACTIONS.

    Subject to Section 6.6, in the event of (i) the liquidation or dissolution of the Company, or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Option, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there occurs any change of a type described in
Section 2.5 hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 7 hereof shall be made by the Committee.

    9.  TERMINATION AND AMENDMENT OF THE PROGRAM.

        9.1 The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board (which date is April 14, 1999) and no Option may be granted thereafter. The Board may sooner terminate or amend the Plan at any time and from time to time; PROVIDED, HOWEVER, that to the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations at an annual or special meeting held within twelve (12) months after the date of adoption of such amendment.

        9.2 Except as provided in Sections 7 and 8 hereof, rights and obligations under any Option granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares which he may have acquired through or as a result of the Plan.

    10. NON-EXCLUSIVITY OF THE PLAN. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    11. LIMITATION OF LIABILITY. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

        (i) give any person any right to be granted an option other than at the sole discretion of the Committee;

        (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

       (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

        (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

    12.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

        12.1 This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New York (without reference to conflict of laws principles).

        12.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        12.3 The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

        12.4 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

        12.5 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions, except as otherwise acceptable to the Committee.

        12.6 Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The Certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

    13.  MISCELLANEOUS.

        13.1 MULTIPLE AGREEMENTS. The terms of each Option may differ from other Options granted under the Plan at the same time or at some other time. The Committee may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to the Eligible Employee.

        13.2  WITHHOLDING OF TAXES.

           (a) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall if the Company would be entitled to a deduction in respect of the Share issuance or as otherwise provided by law and if required by the Committee, pay Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes to the Company required by the Committee to be paid, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i)
       (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period, or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax Election is irrevocable with respect to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act or, if appropriate, the Company will be entitled to a deduction under the Code or will otherwise be in compliance with any tax withholding rules, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

           (b) If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant of such Option or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise of such Option, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and, if required by the Committee, immediately deliver to the Company the amount of Withholding Taxes due thereon in order to permit the Company to claim a deduction, comply with any tax withholding rules or as may otherwise be required by law.

        13.3 DESIGNATION OF BENEFICIARY. Each Optionee may designate a person or persons to receive in the event of his or her death, any Option or any amount payable pursuant thereto, to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.

    14. EFFECTIVE DATE. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with applicable laws within twelve (12) months of such adoption.